EXHIBIT 99.1

Larry Diamond, CEO of Mitesco, Inc. and Julie R. Smith, President & COO for the Company, Call in to SmallCapVoice.com to Discuss Mitesco’s Recent News and Moves

AUSTIN, Texas, May 11, 2020 (GLOBE NEWSWIRE) -- SmallCapVoice.com, Inc. and Mitesco, Inc. (OTC QB: MITI) (the “Company” or “Mitesco”) announced today that a new interview with Larry Diamond and Julie Smith is now featured at SmallCapVoice.com, Inc.

The interview covering the recent news and Company progress, can be heard at: https://www.smallcapvoice.com/interview-mitesco-miti/.

In the interview, Julie Smith addressed the recent Company name and ticker symbol change. Mitesco, the Latin word for progress, aptly fits the progress the Company has made over the last few months. Mitesco has moved into an exciting new model and acquisition strategy in the US and Europe within the healthcare and healthcare technology sectors. Smith goes over the benefits of this new approach for not only the acquired companies, but also the benefits to the MITI shareholders.

A recently closed acquisition for Mitesco is MyCare, LLC. As pointed out by Roland Rick Perry, Managing Editor of the Biotech Stock Review, MyCare, LLC is led by the team that brought QuickMedix/Minute Clinic to scale. QuickMedix/Minute Clinic was acquired for an estimated $170 million by CVS in 2006.

CEO Larry Diamond then touched on the details of its General Solicitation Offering Under Regulation D 506(c) of the Securities Act solely to accredited investors. Learn all the details of that offing here.

Diamond stated, “As our organization has been progressing, we created a strategy to use the public market to raise capital and bring efficiencies within our holding company that for many companies are not typically available. We have the ability to provide our acquisition targets with core services such as accounting and tax guidance, digital marketing expertise, and the like. Many smaller organizations struggle under the burden of trying to get the best services possible and run their day to day operations. Using the capital markets, we are raising money to be able to acquire these companies and to provide the growth capital necessary to scale these businesses at an accelerated rate.”

Diamond went on to discuss the direction of Mitesco going forward and how the Company will follow a similar path as MTBC, Inc.

Mitesco Update: http://internetstockreview.com/mitiupdate/

The Mission of Mitesco, Inc. formerly known as True Nature Holding, Inc.

We have in development a suite of offerings aimed at enhancing healthcare throughout the supply chain and to end-users. We intend to acquire and implement technologies and services to improve the quality of care, reduce cost, and enhance consumer convenience. We are focused on developing a portfolio of companies that provide healthcare technology solutions and the team is adept at deal structures supportive of long-term organizational value. The holding company structure facilitates profitable growth and enables the acquired business to focus on scale. The MITI portfolio of companies will apply leading-edge solutions that emphasize stakeholder value and leverages distinct sector trends.

About SmallCapVoice.com, Inc.

SmallCapVoice.com, Inc. is a recognized corporate investor relations firm, with clients nationwide, known for its ability to help emerging growth companies, small cap and micro-cap stocks build a following among retail and institutional investors. SmallCapVoice.com utilizes its stock newsletter to feature its daily stock picks, podcasts, as well as its clients' financial news releases. SmallCapVoice.com also offers individual investors all the tools they need to make informed decisions about the stocks in which they are interested. Tools like stock charts, stock alerts, and Company Information Sheets can assist with investing in stocks that are traded on the OTCMarkets.

To learn more about SmallCapVoice.com and its services, please visit https://www.smallcapvoice.com/small-cap-stock-otc-investor-relations-financial-public-relations/.

Socialize with SmallCapVoice and their clients at;

Facebook: https://www.facebook.com/SmallCapVoice/
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Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimating or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

Company contact by email at: investors@mitescoinc.com or by phone at: 1-844-383-8689.

For SmallCapVoice.com:
Stuart Smith
512-267-2430
ssmith@smallcapvoice.com
www.SmallCapVoice.com